Exhibit 99.1

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of November 14, 2013, by and between Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), and Maxwell (Mauritius) Pte Ltd, a private limited company organized under the laws of the Republic of Mauritius (including its successors and assigns, the “Purchaser”).

RECITALS

A. The Purchaser wishes to purchase, and the Company wishes to sell, pursuant to the terms and conditions set forth in this Agreement, such number of shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), as provided in Section 1.1(a), for $500,000,000 (the “Purchase Price”).

B. The Company entered into an Agreement and Plan of Merger, dated April 14, 2013 (the “Merger Agreement”), among the Company, Life Technologies Corporation, a Delaware corporation (“Life Technologies”) and Polpis Merger Sub Co., a Delaware corporation and a wholly-owned Subsidiary of the Company (“Merger Sub”), through which Merger Sub will merge with and into Life Technologies whereupon Life Technologies shall continue as the surviving corporation and a wholly-owned Subsidiary of the Company (the “Acquisition”).

C. The Common Stock purchased by the Purchaser will be delivered to the Purchaser at the Closing (as defined below) subject to the restrictions set forth in Section 3.1(b) at the Closing using customary procedures for book-entry transfer in the Company’s stock transfer records maintained by American Stock Transfer & Trust Company, LLC (the “Transfer Agent”).

D. Each of the Company and the Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and other premises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE

1.1 Purchase of Shares; Closing.

(a) Purchase of Purchased Shares; Purchase Price. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, a number of shares of Common Stock (the “Purchased Shares”) equal to the quotient, rounded down to the nearest whole number, obtained by dividing (i) $500,000,000 by (ii) (w) if the Closing occurs prior to December 16, 2013, $95; (x) if the Closing occurs between December 16, 2013 and March 16, 2014, $94.85 or (y) if the Closing occurs on or after March 17, 2014, $94.70.

(b) Closing Date. Subject to the satisfaction or waiver of the conditions set forth in Article 4 hereof, the closing of the purchase and sale of the Purchased Shares shall take place at 10:00 a.m., New York City time, on the date (the “Closing Date”) occurring one (1) Business Day following the date on which the Company delivers a notice (the “Closing Notice”) that the Condition Satisfaction Date has occurred, unless otherwise agreed by the parties hereto. The closing of the purchase and sale of the Purchased Shares shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr, LLP, 7 World Trade Center, New York, NY 10007, on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree. The “Closing” means the receipt by the Company of funds and issuance and delivery to the Purchaser of Purchased Shares as contemplated hereby.

(c) Closing Mechanics.

A. On the Closing Date, upon confirmation that the conditions set forth in ARTICLE 4, other than with respect to the Company’s issuance and delivery of the Purchased Shares, have been satisfied or waived, the Purchaser shall deliver or cause to be delivered to the Company the Purchase Price, in United States dollars and in immediately available funds, by wire transfer to an account specified by the Company in accordance with the Company’s written wire instructions (which shall be provided to the Purchaser by the Company on the earlier of December 15, 2013 or at least four Business Days prior to the Closing Date).

B. Concurrently with the Company’s receipt of the Purchase Price pursuant to Section 1.1(c)A, the Company shall irrevocably instruct the Transfer Agent to deliver to the Purchaser the Purchased Shares with the restrictions set forth in Section 3.1(b) at the Closing using customary procedures for book-entry transfer and shall cause the Transfer Agent to provide written confirmation of the Purchaser’s record ownership of the Purchased Shares.

1.2 Company Deliverables. On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to the Purchaser the following:

(a) the Company shall cause the Transfer Agent to release, in book-entry form, the Purchased Shares in accordance with Section 1.1(c)B; and

(b) an executed copy of the Secretary’s Certificate (as defined in Section 4.1(f)).

1.3 Purchaser Deliverables.

(a) On or prior to the Closing Date, the Purchaser shall have delivered or caused to be delivered to the Company an executed tax withholding form; and

(b) On the Closing Date, the Purchaser shall deliver or cause to be delivered the Purchase Price in accordance with Section 1.1(c)A.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, the Purchaser (i) as of the date hereof and (ii) only with respect to the Specified Representations, the Closing Date (except, in each case, for the representations and warranties that speak as of a specific date, which shall be made as of such date) that:

(a) Incorporation and Good Standing of the Company and Its Subsidiaries. Each of the Company and its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X, the “Significant Subsidiaries”) has been duly incorporated or formed and is validly existing as a corporation, limited liability company, partnership or other legal entity in good standing under the laws of the jurisdiction of its incorporation or formation and each has corporate, limited liability company, partnership or other power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as currently conducted and, in the case of the Company, to enter into and perform its obligations under this Agreement and the Merger Agreement. Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation, limited liability company, partnership or other legal entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the SEC Reports, all of the issued and outstanding shares of capital stock or other equity interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party (except, in the case of any foreign subsidiary, for directors’ qualifying shares). The Company does not have any subsidiary not listed on Exhibit 21 to the Annual Report on Form 10-K which would be required to be so listed if such Annual Report on Form 10-K were filed on the date of this Agreement, other than each of the subsidiaries listed on Schedule 1 hereto, each of which became a subsidiary of the Company on the date set forth opposite its name.

(b) Authorization; Enforcement; Validity. This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other similar laws relating to, or affecting the rights and remedies of, creditors or by general equitable principles, or (ii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

(c) The Merger Agreement. The Merger Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. To the Company’s Knowledge, no party is in breach of its representations, warranties, or covenants contained in the Merger Agreement, except for such breaches as would not have a Material Adverse Effect or material adverse effect on the completion of the Acquisition.

(d) Non-Contravention of Existing Instruments. Neither (i) the Company nor any of its Significant Subsidiaries is in violation of its charter, by-laws or similar organizational documents, (ii) the Company nor any of its Subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default (“Default”) under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each, an “Existing Instrument”) or (iii) the Company nor any of its Subsidiaries is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action and will not result in any violation of the articles of incorporation, charter or by laws of the Company or any Subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) only, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and would not prevent the Company from performing its obligations under this Agreement and the Merger Agreement and from consummating the Acquisition and the transactions contemplated hereby. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(e) Filings; No Further Authorizations or Approvals Required. Neither the Company nor any of its Subsidiaries is required to obtain any consent, approval, authorization or order of, or registration or filing with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the

Company of this Agreement, other than (i) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Purchased Shares and the listing of the Purchased Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (ii) the filings required in accordance with Sections 3.2 and 3.4 of this Agreement and (iii) such as may be required by the securities laws of foreign jurisdictions or have been obtained or made by the Company and are in full force and effect under applicable state securities or blue sky laws.

(f) Issuance of the Purchased Shares. The Purchased Shares to be issued and sold by the Company hereunder have been duly authorized, and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in this Agreement or imposed by applicable securities laws, and shall not be subject to preemptive rights or similar rights.

(g) Capitalization. As of the date hereof, the Company has an authorized capitalization as set forth in the SEC Reports filed prior to the date hereof. All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights. As of the date hereof, except (i) as specified in the SEC Reports filed prior to the date hereof; (ii) with respect to grants of equity awards pursuant to equity incentive plans or subsequent issuances of capital stock, if any, pursuant to equity incentive plans or upon exercise of outstanding options or other equity awards as may be granted or issued from time to time and (iii) the shares of Common Stock to be issued in settlement of (x) the letter agreements, each dated as of June 6, 2013, with each of JPMorgan Chase Bank, National Association, London Branch and Barclays Bank PLC and (y) the letter agreements, each dated as of June 10, 2013, with each of JPMorgan Chase Bank, National Association, London Branch and Barclays Bank PLC, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the SEC Reports.

(h) SEC Reports. The Company has filed all material reports, schedules, exhibits, forms, statements and other documents required to be filed by it under the Exchange Act since January 1, 2011 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act applicable to such SEC Reports, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) Preparation of the Financial Statements. The financial statements together with the related notes thereto included in the SEC Reports comply in all material respects with the applicable requirements of the Exchange Act, and present fairly in all material respects the consolidated balance sheet of the Company and its consolidated subsidiaries as of and at the dates indicated and the consolidated results of their operations and consolidated cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as described in the related notes thereto.

(j) Tax Law Compliance.

(i) The Company and its Subsidiaries have filed all tax returns material to the Company and its Subsidiaries taken as a whole required to be filed through the date hereof and paid all material taxes due, except for taxes being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no tax deficiency material to the Company and its Subsidiaries taken as a whole that has been, or would reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets, except as specifically disclosed in the SEC Reports filed prior to the date hereof; and

(ii) The Company is not as of the date hereof a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code (a “USRPHC”), and reasonably does not expect to become a USRPHC in the future.

(k) Material Changes. From the date of the latest audited financial statements included within the SEC Reports filed prior to the date hereof until the date hereof, except as disclosed in subsequent SEC Reports filed prior to the date hereof, (i) there has not been any change in the capital stock (other than, with respect to issued and outstanding capital stock, share repurchases by the Company, grants of equity awards pursuant to equity incentive plans or subsequent issuances of capital stock, if any, pursuant to equity incentive plans or upon exercise of outstanding options or other equity awards or conversion of convertible debentures, as the case may be, the shares of Common Stock to be issued in settlement of (1) the letter agreements, each dated as of June 6, 2013, with each of JPMorgan Chase Bank, National Association, London Branch and Barclays Bank PLC and (2) the letter agreements, each dated as of June 10, 2013, with each of JPMorgan Chase Bank, National Association, London Branch and Barclays Bank PLC and except for other immaterial variances) or long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; except for the dividend declared on November 7, 2013; (ii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than any such loss or interference that would not reasonably be expected to result in a Material Adverse Effect; (iii) there has been no Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect; (iv) there has been no development that would reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Merger Agreement; and (v) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole.

(l) Compliance with Environmental Laws. The Company and its Subsidiaries (i) are and have been in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received actual notice of, and are not aware of any reasonable basis for, any actual or potential liability or obligations concerning the presence, investigation, remediation, disposal or release of, or exposure to, hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of each of clauses (i), (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(m) No Material Actions or Proceedings. Except as otherwise disclosed in the SEC Reports filed prior to the date hereof, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s Knowledge, threatened (i) against or affecting the Company or any of its Subsidiaries, (ii) which has as the subject thereof any property owned or leased by, the Company or any of its Subsidiaries or (iii) relating to environmental or discrimination matters related to the Company or its Subsidiaries, in each case where any such action, suit or proceeding, if determined adversely, would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement and the Merger Agreement.

(n) Labor Matters. No labor disturbance by or imminent dispute with employees of the Company or any of its Subsidiaries exists or, to the Company’s Knowledge, is contemplated or threatened, except any such disturbances or disputes that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(o) All Necessary Permits, etc. The Company and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(p) Title to Properties. The Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(q) Intellectual Property Rights. To the Company’s Knowledge, (i) the Company and its Subsidiaries own, possess or can acquire on reasonable terms adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property Rights”) necessary for the conduct of their respective businesses as currently conducted, except any such failures to own or possess the right to use such Intellectual Property Rights that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (ii) the conduct of their respective businesses does not conflict in any material respect with any Intellectual Property Rights of others, except any such conflicts that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (iii) the Company and its Subsidiaries have not received any actual notice of any claim of infringement of or conflict with the asserted Intellectual Property Rights of others, except any such claims that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(r) Insurance. The Company and its Subsidiaries taken as a whole carry or are entitled to the benefits of insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in such amounts and insures against such losses and risks as are customary for companies engaged in similar businesses in similar industries as the Company and its Subsidiaries.

(s) Internal Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(t) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and, to the Company’s Knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(u) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 2.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Purchased Shares by the Company to the Purchaser under the this Agreement. The issuance and sale of the Purchased Shares hereunder does not contravene the rules and regulations of the Principal Trading Market.

(v) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has neither taken any action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. As of the date hereof, except as otherwise disclosed in the SEC Reports filed prior to the date hereof, the Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. As of the Closing Date, except as otherwise disclosed in the SEC Reports, the Company will not have, in the 12 months preceding the Closing Date, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. As of the date hereof, except as otherwise disclosed in the SEC Reports filed prior to the date hereof, the Company is in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market. As of the Closing Date, except as otherwise disclosed in the SEC Reports, the Company will be in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market.

(w) Company Not an Investment Company. The Company is not, and after giving effect to the issuance, sale and delivery of the Purchased Shares and the application of the proceeds thereof will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(x) Unlawful Payments. (i) Each of the Company and its Subsidiaries and, to the Company’s Knowledge, all directors, officers, agents, employees or other persons associated with or acting on behalf of the Company or any of its Subsidiaries, complies and has complied with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and the Bribery Act 2010 of the United Kingdom (the “UK Bribery Act”), including without limitation, by not making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value, including, without limitation, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, to any foreign or domestic government official or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the UK Bribery Act, except where any failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (ii) the Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, compliance with the FCPA and the UK Bribery Act.

(y) Disclosure. The Company confirms that neither it nor, to the Company’s Knowledge, any of its officers or directors nor any other Person acting on its or their behalf, has provided the Purchaser or its respective agents or counsel with any information that it believes constitutes material, non-public information, except insofar as the existence, provisions and terms of this Agreement and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the Current Report on Form 8-K as contemplated by Section 3.4 hereof. The Company understands and confirms that the Purchaser will rely on the representations in this Section in effecting transactions in securities of the Company.

(z) Acknowledgment Regarding Purchase of the Purchased Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby.

(aa) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock.

(bb) No Conflict with OFAC Laws. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Purchased Shares, or lend, contribute or otherwise make available such proceeds, to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(cc) No Conflict with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the

“Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(dd) Reservation of Shares. The Company has reserved and at all times prior to the Closing shall reserve and keep available, out of its authorized but unissued Common Stock, and free of any preemptive rights, rights of first refusal or similar rights of stockholders of the Company, the full number of shares of Common Stock, sufficient to issue the Purchased Shares on the Closing Date.

2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to, and agrees with, the Company as of the date hereof and as of the Closing Date as follows:

(a) Organization. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b) Due Authorization. The execution and delivery of this Agreement by the Purchaser and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or other applicable action on the part of the Purchaser.

(c) Execution and Binding Effect. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(e) No Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental entity or authority or any other Person or entity in respect of any law or regulation, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”), is necessary or required, and no lapse of a waiting period under law applicable to the Purchaser is necessary or required, in each case in connection with the execution, delivery or performance by the Purchaser of this Agreement or the purchase of the Purchased Shares contemplated hereby.

(f) Investment Intent. The Purchaser understands that the Purchased Shares are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the offer and sale of the Purchased Shares have not been registered under the Securities Act or any applicable U.S. state securities laws. The Purchaser is acquiring the Purchased Shares as principal for its own account and not with a view to, or for the purpose of distributing or reselling such Purchased Shares or any part thereof in violation of the Securities Act or any applicable U.S. state securities laws; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Purchased Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Purchased Shares under an exemption from such registration and in compliance with applicable federal and state securities laws. The Purchaser is acquiring the Purchased Shares hereunder in the ordinary course of its business. The Purchaser agrees that it shall not engage in any transfer of the Purchased Shares it acquires in any manner that would require the registration of the offer and sale of the Purchased Shares pursuant to this Agreement under the Securities Act or under the laws of any non-U.S. jurisdictions

(g) Purchaser Status. The Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(h) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Purchased Shares and, at the present time, is able to afford a complete loss of such investment.

(i) Access to Information. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchased Shares and the merits and risks of investing in the Purchased Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained herein, it being agreed that the Company has not made and does not make any representations or warranties to the Purchaser except as expressly set forth herein. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Purchased Shares.

(j) Brokers and Finders. There are no contracts, agreements or understandings between the Purchaser and any Person that would give rise to a valid claim against the Purchaser or the Company for a brokerage commission, finder’s fee or other like payment in connection with this Agreement or the transactions contemplated hereby.

The Company and the Purchaser acknowledge and agree that neither party to this Agreement has made or makes any representations or warranties with respect to the purchase, sale and issuance of the Common Stock contemplated hereby other than those specifically set forth in this ARTICLE 2.

ARTICLE 3

OTHER AGREEMENTS OF THE PARTIES

3.1 Transfer Restrictions.

(a) Furnishing of Information. In order to enable the Purchaser to sell the Purchased Shares under Rule 144 under the Securities Act, until the earlier of (i) the date on which all of the Purchased Shares no longer constitute “restricted securities” under Rule 144(a)(3) under the Securities Act and (ii) one year from the Closing, the Company shall maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all periodic reports required to be filed by the Company under Rule 144(c)(1) after the date hereof.

(b) Restrictions. The Purchased Shares shall be subject to the following restrictions, until such time as they are not required under Section 3.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

(c) Termination of Restrictions. The restrictions set forth in Section 3.1(b) above shall be removed and the Company shall issue, or shall cause the Transfer Agent to issue, a certificate without such restrictions to the holder of the applicable Purchased Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Purchased Shares are sold or transferred pursuant to Rule 144 (if the transferee is not an Affiliate of the Company), or (ii) such Purchased Shares are eligible for sale under Rule 144(b)(1), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. The Company agrees that it shall cause counsel satisfactory to the Transfer Agent to provide all other opinions of counsel as may reasonably be required by the Transfer Agent in connection with the removal of the restrictions pursuant to this Section 3.1(b) following receipt of such customary certificates as may be reasonably requested by the Company.

3.2 Form D. The Company agrees to timely file a Form D with respect to the Purchased Shares as required under Regulation D.

3.3 No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Purchased Shares in a manner that would require the registration under the Securities Act of the sale of the Purchased Shares to the Purchaser.

3.4 Securities Laws Disclosure; Publicity. On or before 5:30 p.m., New York City time, on the fourth Business Day in New York immediately following the date hereof, the Company shall file a Current Report on Form 8-K (the “Form 8-K”) with the Commission describing the terms of this Agreement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or any Affiliate of the Purchaser, or include the name of the Purchaser or any Affiliate of the Purchaser in any press release or filing, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld), except (i) in the Form 8-K, the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2013 and as otherwise required by federal securities laws or (ii) to the extent such disclosure is required by law, at the request of the staff of the Commission or pursuant to Trading Market regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under this subclause (ii). For the avoidance of doubt, the Purchaser may make responses to any media or press inquiries or statements, which are necessary to clarify or refute any inaccurate or misleading statement or belief arising out of any disclosure or speculation by any third party regarding the transaction contemplated in this Agreement.

3.5 Non-Public Information. Except with the express written consent of the Purchaser and with respect to information contained in the Closing Notice, and unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information (excluding, for the avoidance of doubt, the Purchaser’s obligations under Section 3.6), the Company shall not, and shall cause each Subsidiary and each of their respective officers, directors, employees and agents, not to, and the Purchaser shall not directly solicit the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents to, provide the Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries or any other Person.

3.6 Confidentiality. From the date of delivery of the Closing Notice until the date of closing of the Acquisition, the Purchaser covenants and agrees that neither it nor any other person acting on its behalf will provide any other Person with the information in the Closing Notice except (i) to counsel advising on the transaction contemplated by this Agreement; (ii) as required by applicable law, regulation or legal process; (iii) with the prior written consent of the Company; or (iv) after the information in the Closing Notice becomes available to the public other than as a result of a breach of this Agreement.

3.7 Indemnification.

(a) Indemnification of the Purchaser. The Company will indemnify and hold the Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (ii) any action instituted against a Purchaser Party in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by this Agreement. The Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or attributable to the gross negligence or willful misconduct on the part of such Purchaser Party.

(b) Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances that would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 3.7(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses incurred by the Company in connection with such defense; provided that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided that the Indemnifying Party shall only be liable for the reasonable fees and expenses of such counsel and shall not be liable for the fees and expenses of more than one separate firm of attorneys (other than local counsel) at any time for all Indemnified Parties. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could be or have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

3.8 Listing of Common Stock. The Company will use its reasonable best efforts to list the Purchased Shares on the NYSE and maintain the listing of the Common Stock on the NYSE or, if the Common Stock is not then listed on the NYSE, on the applicable Principal Trading Market.

3.9 Dividends. From and after the date hereof and until the Closing, the Company will not declare or pay any dividends or other distributions other than its regular $0.15 quarterly dividend on dates materially consistent with past practice as previously described to the Purchaser.

3.10 Use of Proceeds. The Company will apply the net proceeds from the sale of the Purchased Shares hereunder to fund a portion of the Acquisition and related transaction fees and expenses.

3.11 U.S. Account Funding. On or prior to December 15, 2013, the Purchaser shall deposit the Purchase Price in immediately available funds in a bank account in the Purchaser’s name maintained at a New York branch of Citibank N.A. through Citibank N.A., Singapore Branch and shall provide the Company with reasonably satisfactory evidence that funds comprising at least the Purchase Price have been transferred to this bank account.

ARTICLE 4

CONDITIONS PRECEDENT TO CLOSING

4.1 Conditions Precedent to the Obligations of the Purchaser to Purchase the Purchased Shares. The obligation of the Purchaser to acquire the Purchased Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date hereof and, with respect to the Specified Representations, as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of the transaction contemplated by this Agreement.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation by it of the sale of the Purchased Shares to the Purchaser, all of which shall be and remain so long as necessary in full force and effect.

(e) Company Deliverables. The Company shall have delivered the Company’s deliverables in accordance with Section 1.2.

(f) Secretary’s Certificate. The Company shall have delivered to the Purchaser a certificate signed by the Secretary of the Company, in form and substance reasonably satisfactory to the Purchaser (the “Secretary’s Certificate”), dated as of the Closing Date, (i) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the issuance of the Purchased Shares, (ii) certifying the versions of the Certificate of Incorporation and by-laws, as amended, of the Company currently in full force and effect and (iii) certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Company.

(g) Merger Agreement. The Merger Agreement, substantially in the form entered into on April 14, 2013, shall be in full force and effect and shall not have been modified or waived in any material respect.

(h) Merger Agreement Antitrust Approval. The condition precedent set forth in Section 6.01(b) of the Merger Agreement (i) shall have been satisfied with respect to (A) the termination or expiration of the Hart-Scott-Rodino waiting period related to the Acquisition and (B) the European Commission having issued a decision under Article 6(1)(b) of the Regulation declaring the Acquisition compatible with the common market, to the extent that the Acquisition constitutes a concentration with a Community dimension as defined in Council Regulation (EC) 139/2004 and (ii) shall have been satisfied and/or waived pursuant to the terms of the Merger Agreement, with respect to any other approvals required under other Antitrust Laws.

(i) Acquisition Closing. The Company shall have certified to the Purchaser that, in the good faith judgment of the Company’s general counsel and chief financial officer, all of the conditions to the Acquisition under the Merger Agreement (other than those that can only be satisfied at the closing thereunder) shall have been satisfied and/or waived, and the closing of the Acquisition shall occur substantially as contemplated by the Merger Agreement, in each case within two (2) Business Days following the Closing Date.

(j) Issuance and Delivery. The Company shall simultaneously issue and deliver the Purchased Shares on the Closing Date using customary procedures for book-entry transfer subject to the restrictions set forth in Section 3.1(b), to the Purchaser hereunder against payment of the Purchase Price and satisfaction by the Purchaser of all its other obligations pursuant to Sections 1.3 and 4.2.

4.2 Conditions Precedent to the Obligations of the Company to Sell the Purchased Shares. The Company’s obligation to sell and issue the Purchased Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by the Purchaser in Section 2.2 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date hereof and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b) Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of the transaction contemplated by this Agreement.

(d) Purchaser Deliverables. The Company shall have received funds equal to the Purchase Price, and the Purchaser shall have delivered the Purchaser’s deliverables in accordance with Section 1.3.

ARTICLE 5

MISCELLANEOUS

5.1 Fees and Expenses. The parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated herein. For the avoidance of doubt, the Company shall pay (i) all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Purchased Shares to the Purchaser, (ii) all expenses incident to the issuance and delivery of the Purchased Shares, (iii) all fees and expenses of the Company’s counsel and other advisors to the Company, (iv) all expenses and application fees related to the listing of the Purchased Shares and (v) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section.

5.2 Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchaser with respect to the subject matter hereof. At or after the date hereof, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under this Agreement.

5.3 Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Purchaser:

Maxwell (Mauritius) Pte Ltd

c/o International Management (Mauritius) Ltd

Les Cascades, Edith Cavell Street,

Port Louis, Republic of Mauritius

Facsimile:         +230 212 4063

Attention:         Rooksana Shahabally

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Facsimile:        (212) 225-3999

Attention:         Paul J. Shim

If to the Company:

Thermo Fisher Scientific Inc.

81 Wyman Street

Waltham, MA 02454

Facsimile:         (781) 622-1283

Attention:         Seth H. Hoogasian

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Facsimile:         (617) 526-6000

Attention:         Hal J. Leibowitz

Either party hereto may change the address for receipt of communications by giving written notice to the other party.

5.4 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser.

5.5 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, and no provision hereof may be enforced by, any other Person, other than, solely with respect to the provisions of Section 3.7, the Indemnified Persons.

5.6 Consent to Jurisdiction; WAIVER OF JURY TRIAL.

(a) Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of (a) the Court of Chancery of the State of Delaware and (b) any United States federal court located in the State of Delaware, for the purposes of any litigation or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such litigation or other proceeding relating to this Agreement shall be brought by it or any of its Affiliates except in such courts). Each of the parties hereto further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by U.S. registered mail to such Person’s respective address set forth in Section 5.3 shall be effective service of process for any litigation in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any litigation or other proceeding arising out of this

Agreement or the transactions contemplated hereby in (a) the Court of Chancery of the State of Delaware and (b) any United States federal court located in the State of Delaware, or that any such litigation or other proceeding brought in any such court has been brought in an inconvenient forum.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.6(B).

5.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

5.8 Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Purchaser by written notice given to the Company if at any time (i) the Company or Life Technologies takes, or agrees to commit to take, any action, or agrees to any condition or restriction, involving the Company or Life Technologies or their respective Subsidiaries, pursuant to Section 5.04 of the Merger Agreement or otherwise in connection with obtaining the expiration or termination of the applicable waiting periods under the HSR Act or any other applicable Antitrust Laws or any consents under any Antitrust Laws that may be required by any Governmental Authority with competent jurisdiction, that, in the reasonable judgment of the Company, would, or would reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Company, or on Life Technologies and its subsidiaries, in each case measured on a scale relative to the Company and its Subsidiaries, taken as a whole; (ii) the chief executive officer of the Company, as of the date hereof, is no longer the chief executive officer of the Company; or (iii) the chief financial officer of the Company, as of the date hereof, is no longer the chief financial officer of the Company. From and after January 14, 2014, provided that the Closing shall not have occurred prior to such date, this Agreement may also be terminated by the Purchaser by written notice given to the Company if at any time in the reasonable judgment of the Purchaser there shall have occurred any Material Adverse Effect. This Agreement shall automatically terminate without action on the part of either party (i) if at any time prior to the Closing Date the Merger Agreement shall have been terminated without the Acquisition thereunder having occurred, upon such termination of the Merger Agreement, or (ii) if the Acquisition shall not have occurred on or prior to March 31, 2014. Any termination pursuant to this Section shall be without liability of any party to any other party except as provided in Section 5.1 hereof.

5.9 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements, covenants, indemnities and governing law provision contained herein shall survive the termination of this Agreement or the Closing and delivery of the Purchased Shares.

5.10 Severability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

5.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to seek specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

5.12 General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by each of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

5.13 Dates and Time. For all purposes of this Agreement, any and all references to dates and time herein shall be Eastern Standard Time (EST) in New York, New York.

ARTICLE 6

DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this ARTICLE 6:

“Acquisition” has the meaning set forth in the Recitals of this Agreement.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Acquisition” has the meaning set forth in the Recitals of this Agreement.

“Antitrust Laws” has the meaning given to such term in the Merger Agreement.

“Business Day” means any day that is not Saturday or Sunday and is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed in New York, New York.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company and all amendments and certificates of determination thereto, as the same may be amended from time to time.

“Closing” has the meaning set forth in Section 1.1(b).

“Closing Date” has the meaning set forth in Section 1.1(b).

“Closing Notice” has the meaning set forth in Section 1.1(b).

“Commission” has the meaning set forth in the Recitals of this Agreement.

“Common Stock” has the meaning set forth in the Recitals of this Agreement, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company” has the meaning set forth in the Preamble of this Agreement.

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement.

“Condition Satisfaction Date” means the date the condition precedent set forth in Section 6.01(b) of the Merger Agreement (i) is satisfied with respect to (A) the termination or expiration of the Hart-Scott-Rodino waiting period related to the Acquisition and (B) the European Commission having issued a decision under Article 6(1)(b) of the Regulation declaring the Acquisition compatible with the common market, to the extent that the Acquisition constitutes a concentration with a Community dimension as defined in Council Regulation (EC) 139/2004 and (ii) is satisfied and/or waived pursuant to the terms of the Merger Agreement, with respect to any other approvals required under other Antitrust Laws.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Debt Repayment Triggering Event” has the meaning set forth in Section 2.1(d).

“Default” has the meaning set forth in Section 2.1(d).

“DTC” has the meaning set forth on the cover page of this Agreement.

“Environmental Laws” has the meaning set forth in Section 2.1(l).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Existing Instrument” has the meaning set forth in Section 2.1(d).

“FCPA” has the meaning set forth in Section 2.1(x).

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Governmental Authority” has the meaning given to such term in the Merger Agreement.

“HSR Act” has the meaning set forth in Section 2.2(e).

“Indemnified Person” has the meaning set forth in Section 3.7(b).

“Intellectual Property Rights” has the meaning set forth in Section 2.1(q).

“Liens” means any pledges, liens, charges, encumbrances or security interests of any kind or nature whatsoever.

“Life Technologies” has the meaning set forth in the Recitals of this Agreement.

“Material Adverse Effect” means any of (i) a material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, considered as one entity, (ii) a material and adverse effect on the legality, validity or enforceability of this Agreement, or (iii) a material and adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Merger Agreement” has the meaning set forth in the Recitals of this Agreement.

“Merger Sub” has the meaning set forth in the Recitals of this Agreement.

“Money Laundering Laws” has the meaning set forth in Section 2.1(cc).

“NYSE” means the New York Stock Exchange LLC.

“OFAC” has the meaning set forth in Section 2.1(bb).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization or governmental authority.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the NYSE.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” has the meaning set forth in the Recitals of this Agreement.

“Purchased Shares” has the meaning set forth in Section 1.1(a).

“Purchaser” has the meaning set forth in the Preamble of this Agreement.

“Purchaser Party” has the meaning set forth in Section 3.7(a).

“Regulation D” has the meaning set forth in the Recitals of this Agreement.

“Sarbanes-Oxley Act” has the meaning set forth in Section 2.1(t).

“SEC Reports” has the meaning set forth in Section 2.1(h).

“Secretary’s Certificate” has the meaning set forth in Section 4.1(f).

“Securities Act” has the meaning set forth in the Recitals of this Agreement.

“Significant Subsidiaries” has the meaning set forth in Section 2.1(a).

“Specified Representations” means the representations and warranties set forth in Sections 2.1(a), (b), (c), (d), (e), (f), (g), (h), (i), (j)(ii), (s), (t), (u), (v), (w), (x), (y), (z), (aa), (bb), (cc), (dd).

“Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

“Trading Market” means whichever of the NYSE, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transfer Agent” has the meaning set forth in the Recitals of this Agreement.

“UK Bribery Act” has the meaning set forth in Section 2.1(x).

“USRPHC” has the meaning set forth in Section 2.1(j).

[Remainder of page intentionally left blank; Signature pages follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date and year first written above.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Peter M. Wilver
Name:	Peter M. Wilver
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to the Subscription Agreement]

MAXWELL (MAURITIUS) PTE LTD

By:	/s/ Dilhan Sandrasegara
Name:	Dilhan Pillay Sandrasegara
Title:	Authorized Signatory

[Signature Page to the Subscription Agreement]

Schedule 1

Company Subsidiaries

NAME OF ENTITY	DATE
Thermo Fisher Scientific Denmark Senior Holdings ApS	2/11/2013
Thermo Fisher Scientific Spectra-Physics Holdings Luxembourg I S.à r.l.	3/27/2013
Thermo Fisher Scientific Spectra-Physics Holdings Luxembourg II S.à r.l.	3/27/2013
Power Sweden Holdings III Aktiebolag	4/5/2013
Thermo Fisher Scientific Senior Holdings Australia LLC	4/10/2013
Polpis Merger Sub Co.	4/12/2013
Thermo Fisher Scientific eCommerce Solutions, LLC	5/1/2013
Thermo Fisher Scientific Spectra-Physics Investments Malta Limited	6/18/2013
Thermo Fisher Scientific Australia Senior Holdings Pty Limited	8/1/2013
Thermo Fisher Scientific Japan Holdings III B.V.	10/11/2013